                                                                    Exhibit 10.1

E-COMMERCE AGREEMENT

This Agreement, dated as of August 25, 1999 (the "Effective Date"), is made by
                                                  ------------
and between Lycos, Inc., a Delaware corporation with a principal place of business at 400-2 Totten Pond Road, Waltham, MA 02451 ("Lycos") and
                                                         -----
LifeMinders.com Inc., a Maryland corporation with a principal place of business at 1110 Herndon Parkway, Herndon, VA 20170 ("LifeMinders").

Recitals
--------

A. Lycos is the owner or licensee of certain Web services (collectively, the "Lycos Services"), which are accessible through the URLs www.lycos.com ,
---------------                                          -------------
www.tripod.com, www.angelfire.com, www.mailcity.com, www.wired.com,
--------------  -----------------  ----------------  -------------
www.hotbot.com, my.lycos.com, clubs.lycos.com, and www.whowhere.com (all sites
--------------  ---------          ----------      ----------------
are collectively referred to as the "Lycos Network").
                                     -------------

B. LifeMinders is the operator of a Web site accessible through the URL www.lifeminders.com (the "LifeMinders Site") on which LifeMinders promotes a
                          ----------------
free e-mail reminder service (the "Email Service").
                                   -------------

C. Lycos and LifeMinders wish to establish a relationship through which Lifeminders shall launch a co-branded version of the LifeMinders Site (the "Co-branded Site"), including a co-branded version of the Email Service (the
 ---------------
"Co-branded Email Service") which Lycos will link to throughout the Lycos
 ------------------------
Network. Collectively, the Co-branded Site and Co-branded Email Service are referred to herein as the "Co-branded Services".
                           -------------------

D. All the content and information on the Co-branded Site and in any and all e-mails sent by Lifeminders through the Co branded Email Service shall be referred to herein as the "Content".
                  -------


     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lycos and LifeMinders hereby agree as follows:

Terms
-----

1.  Co-branded Services.
    -------------------

     1.1  Serving and Hosting.  LifeMinders will operate and serve the Co-
          -------------------
branded Site in a manner consistent with the present quality standards of the LifeMinders Site. In addition, LifeMinders will be responsible for system operation software costs, hardware costs, and network costs. LifeMinders shall provide Lycos with a contact at LifeMinders who shall be available to assist Lycos twenty-four hours a day, seven days a week. LifeMinders will provide Lycos with daily traffic and Member (as defined in Section 6.2) registration reports. Without Lycos' prior approval, which will not be unreasonably withheld, LifeMinders shall not (i) sell or place advertisements or sponsorships on any page of the Co-Branded Services for any Lycos Competitor listed on attached Exhibit D; (ii) sell any merchandise or other items on any page of the Co-
---------
branded Site, excluding the "Opt-In Services" page of the registration pages and except as otherwise contemplated herein; or (iii) place a link to any site, other than the LifeMinders Site and the TRUSTe Site, on the Co-branded Site, excluding the "Opt-In Services" page of the registration pages. In addition, Lycos will not sell any merchandise or other items on any page of the Co-branded Site, except as otherwise contemplated herein. LifeMinders shall provide additional services and functionality that are developed by LifeMinders for the LifeMinders Site (or any successor to the LifeMinders Site) at no additional cost so that the Co-Branded Services are maintained at a level substantially equal to the LifeMinders Site and the Email Service as they appear from time to time. Lycos may elect not to include on the Co-branded Services any such additional services and functionality if Lycos, in its sole discretion, deems such additional services and functionality to be competitive to Lycos' products and services. Lycos shall have the right to provide online access to the Co-Branded Services to Lycos' subsidiaries, joint venture partners of Lycos, and licensees of the Lycos Services.

     1.2  Launch Date. LifeMinders shall launch the Co-branded Services thirty
          -----------
(30) days after the Effective Date  (the "Launch Date").
                                          -----------

     1.3  Branding.
          --------

          1.3.1  Co-branded Site.  The Co-branded Site will have the Lycos
                 ---------------
Network branding bar on each page and the Lycos "look and feel," unless otherwise agreed to by both parties. The URL of the Co-branded Site will be substantially similar to:

Co-branded Site URL: www.lifeminders.lycos.com.

     1.3.2  Co-branded E-mail Service.  All emails sent through the Co-branded
            -------------------------
E-mail Service (both text and web based emails) to users who subscribe for the Co-branded Email Service on the Co-branded Site will be co-branded with the Lycos logo as mutually agreed to by the parties.

     1.4  Content.  Subject to Section 1.1 above and the terms of this Section
          -------
1.4, the content on the Co-branded Services shall include all Content on the LifeMinders Site and the E-mail Service, unless otherwise mutually agreed to by the parties. Notwithstanding anything to the contrary contained herein, it is expressly understood that: (a) any Content that conflicts with Lycos' exclusive advertising obligations shall be omitted from the Co-branded Site at the request of Lycos, (b) any advertising that conflicts with Lycos' exclusive e-commerce obligations shall be omitted from the Co-branded Site at the request of Lycos; and (c) the Co-branded Services shall not include any pornographic or adult Content, Content conveying a racist, hate or discriminatory message, or Content promoting or advertising firearms or any illegal products or services. In addition, if Lycos or its users reasonably find any Content to be offensive and Lycos notifies LifeMinders of the offensive Content, LifeMinders will discuss in good faith with Lycos the removal of such Content. In the event that LifeMinders receives Content from any Lycos Competitor listed in attached Exhibit D, LifeMinders shall immediately notify Lycos in writing (email being
---------
considered written notice) of the type of Content being provided by such Lycos Competitor, and give Lycos the opportunity to provide LifeMinders with comparable Content within five (5) business days after receipt of such notice, which shall be displayed on the Co-branded Services in lieu of the competitive Content. In the event that Lycos fails to provide such comparable Content within such five (5) business day period, LifeMinders may display the Lycos Competitor's Content.

     1.5  Co-branded E-Mail Service  LifeMinders shall be responsible for all
          -------------------------
aspects of the Co-branded Services, including, without limitation, sending out all the e-mails requested by users. Lycos shall take no part in, and have no responsibility or liability for, the Co-branded Services.

2.  Lycos Network Integration.
    -------------------------

     2.1  Links on the Lycos Network.  During the Term, Lycos will display the
          --------------------------
impressions outlined in the attached Exhibit A in accordance with the time
                                     ----------
schedule specified therein. Based upon availability, Lycos may change the impressions to be provided pursuant to Exhibit A if the parties mutually agree
                                       ---------
that substitute impressions may increase traffic to the Co-branded Site.

     2.2  Additional Integration.   In addition to the impressions outlined in
          -----------------------
Exhibit A, Lycos will place additional links to the Co-branded Site throughout
---------
the Lycos Network, which shall initially include, but not limited to, the links described in Exhibit B. From time to time, Lycos may change the additional
             ---------
links to be provided pursuant to this Section 2.2 so long as such links are comparable to the links described in Exhibit B. Lycos will begin integrating
                                     ---------
the links described in attached Exhibit B promptly following the Effective Date,
                                ---------
and shall complete the integration on or before ninety (90) days after the Effective Date.

     2.3  LifeMinders Obligations. LifeMinders shall provide Lycos with any
          -----------------------
commercially reasonable assistance requested by Lycos in establishing the links between the Lycos Network and the Co-branded Site, and with all artwork (subject to Lycos' approval) for the advertising banners, buttons, boxes and links.

3.  Redesigning of the Lycos Network Sites. LifeMinders acknowledges that,
    --------------------------------------
consistent with Lycos' need for editorial discretion, Lycos may redesign, delete or replace any pages on any site in the Lycos Network, including those pages on which the impressions described in Section 2 will be displayed. In addition, Lycos may redesign or replace the type of links, buttons, boxes and banners described in Section 2. Notwithstanding the foregoing, Lycos will use good faith efforts to provide LifeMinders with comparable links, buttons, boxes and
banners on any re-designed or replacement pages.   In addition, Lycos will use
good faith efforts to provide LifeMinders reasonable notice of any major redesigns of the Lycos Network Sites that will significantly effect those pages on which the impressions described in Section 2 will be displayed.

4.  Standard Terms and Conditions.  The advertising products outlined in
    -----------------------------
Exhibits A and B will be provided pursuant to the Terms and Conditions outlined
----------     -
in attached Exhibit C, which Terms and Conditions are incorporated herein by
            ---------
reference. Throughout the Term, all advertising banners must meet the Lycos specifications found at http://adreporting.lycos.com/specs.html, as they appear
                        ---------------------------------------
from time to time.

5.  Impression Guarantees.  Lycos guarantees that during the Term, Lycos shall
    ---------------------
provide LifeMinders with the number of Lycos Network impressions outlined in Exhibit A. In the event that multiple impressions described in Exhibit A appear
---------                                                       ---------
on a single page of a Lycos Network site (e.g. a site page includes a banner ad and a showcase box), each impression will be counted toward the Lycos impression guarantees set forth herein.

6.  Royalties and Fees.
    ------------------

     6.1  Lycos Network Integration Fees. During the Term, LifeMinders shall pay
          ------------------------------
Lycos integration fees, payable as follows:

Total Amount:   $ *** of which:

Payable thirty (30) days after the Effective Date: $ *** ; and

Payable in two equal
payments due 90 and 180
days after the Effective Date:       $ ***  .

     6.2  Lycos Bounty Royalties. During the Term, in addition to the
          ----------------------
integration fees outlined above, from and after the date the aggregate number of users who have subscribed to the Co-branded E-mail Service by completing the
registration process on the Co-branded Site (each a "Member") equals   ***  ,
                                                     ------
LifeMinders shall pay Lycos the following bounties (the "Bounties"):
                                                         --------

Bounties payable to Lycos: $  ***  per new Member after
   ***   Members

Payment will be made in the month following the month in which the Lycos user becomes a Member.

     6.3  Advertising.
          -----------

     6.3.1   Sale. During the first ninety (90) day period following the Launch
             ----
Date (the "Advertising Period"), Lycos will sell advertising on the Co-branded
           ------------------
Services. At the end of the Advertising Period, LifeMinders and Lycos will determine the fill rate of the Co-branded Services for the Advertising Period (the "Fill Rate"). During the remainder of the term, Lycos will be entitled to
      ---------
sell an amount of advertising on the Co-branded Services equal to the Fill Rate, and LifeMinders will be entitled to sell an amount of advertising on the Co-branded Services equal to the unsold amount of advertising during the Advertising Period. For example, if the Fill Rate during the Advertising Period equals sixty percent (60%), during the remainder of the Term, Lycos will be entitled to sell sixty percent (60%) of the advertising and LifeMinders will be entitled to sell forty percent (40%) of the advertising.

     6.3.2  CPM. Lycos will sell the advertising at a rate equal to no greater
            ---
than *** percent (***%) above and not less than *** percent (***%) below LifeMinders' then-current rate card, unless mutually agreed to by the parties.

     6.3.3  Sharing of Revenue. The Net Revenue from all Lycos advertising sales
            ------------------
will be split as follows:

Lycos:        ***% of Net Revenue

LifeMinders:  ***% of Net Revenue

"Net Revenue" means gross revenue from the sale of banner ads targeted to the
 -----------
Co-branded Services less Lycos' costs (which will be a flat *** percent (***%) of gross advertising revenue). Payment will be made within 45 days following the calendar quarter in which Lycos actually receives the revenues. Lycos will attempt to collect any amounts due Lycos for advertising on the Co-branded Services according to its standard collection practices. LifeMinders shall retain all revenue generated from advertising sales completed by LifeMinders.


*** CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

     6.4  Reporting.  LifeMinders shall provide Lycos with weekly reports
          ---------
regarding: (i) clickthrus to the Co-branded Site from the impressions outlined
in Section 2; (ii) the number of Members; and (iii) the Bounties.   Lycos shall
provide LifeMinders with weekly reports regarding: (i) the number of impressions outlined in Section 2.1 displayed, and (ii) the clickthrus to the Co-branded Site from the impressions outlined in Section 2.1.

     6.5  Audit Rights. Each party shall maintain complete and accurate records
          ------------
with respect to the calculation of all payments due under this Agreement. Each party shall have the right, at its expense (except as provided below), to audit the other party's books and records for the purpose of verifying and tracking payment amounts and Members. Any audits made pursuant to this Section 6.5 shall be made not more than once per year, on not less then ten (10) days written notice, during regular business hours, by auditors reasonably acceptable to the party being audited (the "Audited Party"). If the auditor's figures reflect
                          -------------
payment due under this Agreement other than that reported by the Audited Party, then the Audited Party shall pay the amount owed (if such amount is higher than reported), or the party conducting the audit shall reimburse the difference (if such amount is lower than reported), as the case may be. In addition, for any audit performed hereunder, if the auditor's figures vary by more than 10% from the figures provided by the Audited Party, then the Audited Party shall also pay the reasonable cost of the audit.

7.  User Information. LifeMinders shall manage the user database of the
    ----------------
Co-branded Services which shall include, without limitation, any and all information provided by users on the Co-branded Site and the Co-branded E-mail Service (the "User Information"), and LifeMinders shall own all User Information
              ----------------
obtained in connection with the Co-branded Site and the Co-branded E-mail Service. On a monthly basis, LifeMinders shall provide Lycos with aggregate demographic, psychographic, and geographic User Information obtained in connection with the Co-branded Services within ten (10) days after the end of each month, in a manner to be mutually agreed to by the parties, for use by Lycos in connection with performing its obligations hereunder. The User Information provided to Lycos hereunder shall include substantially all of the User Information provided by LifeMinders to its advertising sales force and to third parties who sell advertising on behalf of LifeMinders. Without a user's express permission, neither Lycos nor LifeMinders may sell or otherwise transfer a user's User Information to any third party (other than by merger, consolidation or sale of all or substantially all of the assets of such party). Both LifeMinders and Lycos agree that the sharing of any such User Information and the use thereof shall be consistent with the parties' privacy policies disclosed to the users when the information is collected. During the Term, LifeMinders shall not use any of the User Information to promote, advertise, or solicit purchases of or interest in services, sites or products of the Lycos Competitors listed in Exhibit D.



8.  Licenses; Approvals.  To the extent access to the Co-branded Services is
    -------------------
deemed a use, public display, transmission, distribution or reproduction of the Content, or to the extent the Content is actually used, publicly displayed, transmitted, distributed or reproduced on the Lycos Network sites, LifeMinders hereby grants Lycos a non-exclusive, non-transferable (except as provided herein), royalty-free (except as provided herein), worldwide license to use, publicly display, transmit, distribute and reproduce the Co-branded Services and the Content during the Term solely for the purposes described herein. LifeMinders represents and warrants that it has obtained all necessary licenses, consents and approvals relating to all Content provided by a third party and that it is responsible for obtaining any such licenses, consents and approvals during the Term. Lycos acknowledges that the licenses granted hereunder do not allow Lycos to use portions of the Content throughout the Lycos Network except as permitted under this Agreement or with LifeMinders' prior approval. To the extent Lycos provides LifeMinders with Content pursuant to Section 1.4, and such Content is displayed on the Co-branded Services, Lycos hereby grants LifeMinders a non-exclusive, non-transferable (except as provided herein), royalty-free (except as provided herein), worldwide license to use, publicly display, transmit, distribute and reproduce the Co-branded Services and the Content during the Term solely for the purposes described herein.

9.  Term.  The term ("Term") of this Agreement shall commence on the Effective
    -----             ----
Date and continue for nine (9) months unless terminated earlier as provided in
Section 15 below or extended as provided herein.  If, at the conclusion of the
original Term,                ***                  Members have not subscribed
to the Co-branded E-mail Service, the Term will automatically extend for an additional ninety (90) day period (the "Extended Term") during which Lycos will
                                        -------------
provide LifeMinders, at no additional cost to LifeMinders, with additional Lycos Network impressions and integration to be displayed in Lycos' sole discretion and based on availability. The number and placement of the impressions and integration displayed during the Extended Term will be comparable to the impressions and integration displayed during the previous ninety (90) day period. At the end of the Term, the parties may mutually agree to renew this Agreement for an additional nine (9) month period.

10.  Marks.  Lycos hereby grants to LifeMinders a non-exclusive, non-
     -----
transferable license to reproduce and display Lycos' trademarks, service marks, logos and the like solely for the purposes specified in this Agreement and in accordance with Lycos' established trademark usage policies and procedures. LifeMinders hereby grants Lycos a non-exclusive, non-transferable license to reproduce and display LifeMinders' trademarks, service marks, logos and the like solely for the purposes specified in this Agreement and in accordance with LifeMinders' established trademark usage policies and procedures. Except as expressly stated herein, neither party shall make any other use of the other party's marks. Upon request of either party, the other party shall provide appropriate attribution of the use of the requesting party's marks. (e.g., "Go Get It(R) is a registered service mark of Lycos, Inc. All Rights Reserved.") or immediately cease using such requesting party's marks. In connection with the licenses granted hereunder, each party shall have the unilateral right to establish such quality standards and additional terms and conditions concerning the use of its trademarks as such party deems necessary to reasonably protect its trademarks. Such licenses shall terminate automatically upon the effective date of expiration or termination of this Agreement.

***CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

11.  Representations and Warranties.  Each party hereby represents and warrants
     ------------------------------
as follows:

     (a) Corporate Power.  Such party is duly organized and validly existing
         ---------------
under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

     (b) Due Authorization.  Such party is duly authorized to execute and
         -----------------
deliver this Agreement and to perform its obligations hereunder.

     (c) Binding Agreement.  This Agreement is a legal and valid obligation
         -----------------
binding upon it and enforceable with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

     (d) Intellectual Property Rights.
         ----------------------------

     (i) LifeMinders has the full and exclusive right to grant or otherwise permit Lycos to access the LifeMinders Site and the Co-branded Services, and to use LifeMinders' intellectual property as necessary for Lycos to perform its obligations under this Agreement, and LifeMinders is aware of no claims by any third parties adverse to any of such intellectual property rights.

     (ii) Lycos has the full and exclusive right to grant or otherwise permit LifeMinders to access the Lycos Network and to use Lycos' intellectual property as necessary for LifeMinders to perform its obligations under this Agreement, and Lycos is aware of no claims by any third parties adverse to any of such intellectual property rights.

     (iii) If either party's (the "Infringing Party") intellectual property
                                    ----------------
rights are alleged or held to infringe the intellectual property rights of a third party, the Infringing Party shall, at its own expense, and in its sole discretion, (1) procure for the non-Infringing Party the right to continue to use the allegedly infringing intellectual property or (2) replace or modify the intellectual property to make it non-infringing; provided, however, if neither option is possible or economically feasible and if the inability to use such intellectual property would cause a material breach of this Agreement (as determined by the non-Infringing Party), the Infringing Party may terminate this Agreement.

     The representations and warranties and covenants in this Section 11 are continuous in nature and shall be deemed to have been given by each party at execution of this Agreement and at each stage of performance hereunder. These representations, warranties and covenants shall survive termination or expiration of this Agreement.

12.  Limitation of Warranty.  EXCEPT AS EXPRESSLY WARRANTED IN
     ----------------------
SECTION 11 ABOVE, EACH PARTY EXPRESSLY DISCLAIMS ANY FURTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LYCOS MAKES NO EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE LYCOS NETWORK OR THE CO-BRANDED SERVICES, AND LYCOS SHALL NOT BE LIABLE FOR THE CONSEQUENCES OF ANY INTERRUPTIONS OR ERRORS RELATED THERETO. LYCOS SPECIFICALLY DISCLAIMS ALL LIABILITY FOR THE LIFEMINDERS SITE, THE CO-BRANDED SERVICES, AND THE CONTENT THEREIN, AND LIFEMINDERS SPECIFICALLY DISCLAIMS ALL LIABILITY FOR THE LYCOS NETWORK AND THE CONTENT THEREIN. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, LYCOS MAKES NO EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS WITH RESPECT TO ANY PRODUCTS OFFERED OR SOLD THROUGH THE LYCOS NETWORK, THE LIFEMINDERS SITE OR THE CO-BRANDED SERVICES (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF FITNESS, MERCHANTABILITY, NON-INFRINGEMENT OR ANY IMPLIED WARRANTIES ARISING OUT OF A COURSE OF PERFORMANCE, DEALING OR TRADE USAGE).

13.  Indemnification; Insurance.
     --------------------------

     13.1  Indemnification.
           ---------------

           13.1.1  LifeMinders Indemnity. LifeMinders will at all times defend,
                   ---------------------
indemnify and hold harmless Lycos and its officers, directors, shareholders, employees, accountants, attorneys, agents, affiliates, subsidiaries, successors and assigns from and against any and all third party claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or related to: (i) any breach of any warranty, representation, covenant or agreement made by LifeMinders in this Agreement; (ii) the development, operation or maintenance of the LifeMinders Site, the Co-Branded Site, the Co-branded Email Service, and the Content thereon; and (iii) the sale or offering of any subscription to the Co-branded Email Service, and any other products or services through the LifeMinders Site or the Co-branded Services, including without limitation the purchase, acceptance, use or misuse of, or reliance on, such products and services by any customer or user, so long as such claims, damages, liabilities, costs and expenses do not arise out of the gross negligence or willful misconduct of Lycos and its officers, directors, shareholders, employees, accountants, attorneys, agents, affiliates, subsidiaries. Lycos shall give LifeMinders prompt written notice of any claim, action or demand for which indemnity is claimed. LifeMinders shall have the right, but not the obligation, to control the defense and/or settlement of any claim in which it is named as a party. Lycos shall have the right to participate in any defense of a claim by LifeMinders with counsel of Lycos' choice at Lycos' own expense. The foregoing indemnity is conditioned upon: prompt written notice by Lycos to LifeMinders of any claim, action or demand for which indemnity is claimed; complete control of the defense and settlement thereof by LifeMinders; and such reasonable cooperation by Lycos in the defense as LifeMinders may request.

           13.1.2  Lycos Indemnity.  Lycos will at all times defend, indemnify
                   ---------------
and hold harmless LifeMinders and its officers, directors, shareholders, employees, accountants, attorneys, agents, affiliates, subsidiaries, successors and assigns from and against any and all third party claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or related to any breach of any warranty, representation, covenant or agreement made by Lycos in this Agreement or the development, operation or maintenance of the Lycos Network, including the content thereon (but specifically excluding any content posted by users, including content appearing in search results, chat or bulletin boards) so long as such claims, damages, liabilities, costs and expenses do not arise out of the gross negligence or willful misconduct of LifeMinders and its officers, directors, shareholders, employees, accountants, attorneys, agents, affiliates, subsidiaries. LifeMinders shall give Lycos prompt written notice of any claim, action or demand for which indemnity is claimed. Lycos shall have the right, but not the obligation, to control the defense and/or settlement of any claim in which it is named as a party. LifeMinders shall have the right to participate in any defense of a claim by Lycos with counsel of LifeMinders' choice at LifeMinders' own expense. The foregoing indemnity is conditioned upon; prompt written notice by LifeMinders to Lycos of any claim, action or demand for which indemnity is claimed; complete control of the defense and settlement thereof by Lycos; and such reasonable cooperation by LifeMinders in the defense as Lycos may request.

           13.1.3  Settlement. Neither party shall, without the prior written
                   ----------
consent of the other party, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim unless the settlement, compromise or consent provides for and includes an express, unconditional release of all claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, against the indemnified party.

     13.2  Insurance.  For the length of the Term, LifeMinders shall cause
           ---------
Lycos to be included as an "additional insured" on all of LifeMinders relevant insurance policies that provide coverage of any kind relating to or regarding the services or content provided by or the goods and products sold by LifeMinders in accordance with the terms of this Agreement.

14.  Confidentiality, Press Releases.
     -------------------------------

     14.1  Non-Disclosure Agreement.  The parties agree and acknowledge that, as
           ------------------------
a result of negotiating, entering into and performing this Agreement, each party has and will have access to certain of the other party's Confidential Information (as defined below). Each party also understands and agrees that misuse and/or disclosure of that information could adversely affect the other party's business. Accordingly, the parties agree that, during the Term of this Agreement and thereafter, each party shall use and reproduce the other party's Confidential Information only for purposes of this Agreement and only to the extent necessary for such purpose and shall restrict disclosure of the other party's Confidential Information to its employees, consultants or independent contractors with a need to know and shall not disclose the other party's Confidential Information to any third party without the prior written approval of the other party. Notwithstanding the foregoing, it shall not be a breach of this Agreement for either party to disclose Confidential Information of the other party if required to do so under law or in a judicial or other governmental investigation or proceeding, provided the other party has been given prior notice and the disclosing party has sought all available safeguards against widespread dissemination prior to such disclosure. Notwithstanding anything to the contrary in this section, in the event that LifeMinders engages in a public offering, this Agreement may be made available in a SEC filing, subject to Lycos' prior approval, such approval not to be unreasonably withheld, and subject to customary redaction.

     14.2  Confidential Information Defined.  As used in this Agreement, the
           --------------------------------
term "Confidential Information" refers to: (i) the terms and conditions of this
      ------------------------
Agreement; (ii) each party's trade secrets, business plans, strategies, methods and/or practices; and (iii) other information relating to either party that is not generally known to the public, including information about either party's personnel, products, customers, marketing strategies, services or future business plans. Notwithstanding the foregoing, the term "Confidential
                                                          ------------
Information" specifically excludes (A) information that is now in the public
-----------
domain or subsequently enters the public domain by publication or otherwise through no action or fault of the other party; (B) information that is known to either party without restriction, prior to receipt from the other party under this Agreement, from its own independent sources as evidenced by such party's written records, and which was not acquired, directly or indirectly, from the other party; (C) information that either party receives from any third party reasonably known by such receiving party to have a legal right to transmit such information, and not under any obligation to keep such information confidential; and (D) information independently developed by either party's employees or agents provided that either party can show that those same employees or agents had no access to the Confidential Information received hereunder.

     14.3  Press Releases.  Lycos and LifeMinders will  jointly prepare a press
           --------------
release concerning the existence of this Agreement and the terms hereof which shall be released on or before thirty (30) days after the Launch Date and which shall include quotes from senior executives of both parties. Otherwise, no public statements concerning the existence or terms of this Agreement shall be made or released to any medium except with the prior approval of Lycos and LifeMinders or as required by law.

15.  Termination.  Either party may terminate this Agreement if (a) the other
     -----------
party files a petition for bankruptcy or is adjudicated bankrupt; (b) a petition in bankruptcy is filed against the other party and such petition is not dismissed within sixty (60) days of the filing date; (c) the other party becomes insolvent or makes an assignment for the benefit of its creditors pursuant to any bankruptcy law; (d) a receiver is appointed for the other party or its business; (e) upon the occurrence of a material breach of a material provision by the other party if such breach is not cured within thirty (30) days after written notice is received by the breaching party identifying the matter constituting the material breach; or (f) by mutual consent of the parties.

16.  Force Majeure.  In the event that either party is prevented from
     -------------
performing, or is unable to perform, any of its obligations under this Agreement due to any cause beyond the reasonable control of the party invoking this provision, the affected party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

17.  Relationship of Parties.  LifeMinders and Lycos are independent
     -----------------------
contractors under this Agreement, and nothing herein shall be construed to create a partnership, joint venture or agency relationship between LifeMinders and Lycos. Neither party has authority to enter into agreements of any kind on behalf of the other.

18.  Assignment, Binding Effect.  Neither Lycos nor LifeMinders may assign
     --------------------------
this Agreement or any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, Lycos may assign this Agreement to any successor of Lycos.

19.  Choice of Law and Forum.  This Agreement, its interpretation, performance
     -----------------------
or any breach thereof, shall be construed in accordance with, and all questions with respect thereto shall be determined by, the laws of the Commonwealth of Massachusetts applicable to contracts entered into and wholly to be performed within said state. LifeMinders hereby consents to the personal jurisdiction of the Commonwealth of Massachusetts, acknowledges that venue is proper in any state or Federal court in the Commonwealth of Massachusetts, agrees that any action related to this Agreement must be brought in a state or Federal court in the Commonwealth of Massachusetts, and waives any objection LifeMinders has or may have in the future with respect to any of the foregoing.

20.  Good Faith.  The parties agree to act in good faith with respect to each
     ----------
provision of this Agreement and any dispute that may arise related hereto.

21.  Counterparts and Facsimile Signatures.  This Agreement may be executed in
     -------------------------------------
multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be considered original signatures.

22.  No Waiver. The waiver by either party of a breach or a default of any
     ---------
provision of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such party.

23.  Successors and Assigns. This Agreement shall be binding upon and inure to
     ----------------------
the benefit of the parties hereto and their respective heirs, successors and assigns.

24.  Severability.  Each provision of this Agreement shall be severable from
     ------------
every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

25.  Notices.  All notice required to be given under this Agreement must be
     -------
given in writing and delivered either in hand, by certified mail, return receipt requested, postage pre-paid, or by Federal Express or other recognized overnight delivery service, all delivery charges pre-paid, and addressed:

If to Lycos:

        Lycos, Inc.
        400-2 Totten Pond Road
        Waltham, MA 02451
        Fax No.: (781) 370-2600
        Attention: General Counsel

If to LifeMinders:

        LifeMinders.com
        733 Elden Street
        Herndon, VA  20170
        Fax No: (703) 707-8269
        Attention:  CEO

26.  Entire Agreement.  This Agreement and all exhibits contain the entire
     ----------------
understanding of the parties hereto with respect to the transactions and matters contemplated hereby, supersedes all previous agreements between Lycos and LifeMinders concerning the subject matter, and cannot be amended except by a writing signed by both parties. No party hereto has relied on any statement, representation or promise of any other party or with any other officer, agent, employee or attorney for the other party in executing this Agreement except as expressly stated herein.

27.  Limitations of Liability.   UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE
     ------------------------
LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF SUCH DAMAGES ARE FORSEEABLE OR THAT PARTY HAS BEEN ADVISED OR HAS CONSTRUCTIVE KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM SUCH PARTY'S PERFORMANCE OR NON-PERFORMANCE PURSUANT TO ANY PROVISION OF THIS AGREEMENT OR THE OPERATION OF SUCH PARTY'S SITE (INCLUDING SUCH DAMAGES INCURRED BY THIRD PARTIES), SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR DAMAGES IN EXCESS OF THE VALUE RECEIVED BY SUCH PARTY UNDER THIS AGREEMENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, HOWEVER, THIS SECTION SHALL NOT LIMIT EITHER PARTY'S LIABILITY TO THE OTHER FOR (A) WILLFUL AND MALICIOUS MISCONDUCT; (B) DIRECT DAMAGES TO REAL OR TANGIBLE PERSONAL PROPERTY; (C) BODILY INJURY OR DEATH CAUSED BY NEGLIGENCE; OR (D) INDEMNIFICATION OR CONFIDENTIALITY OBLIGATIONS HEREUNDER.

28.  Survival.  All terms of this Agreement, which by their nature extend
     --------
beyond its termination, remain in effect until fulfilled, and apply to respective successors and assigns.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date set forth above.

LIFEMINDERS.COM INC.

By:    /s/ Stephen R. Chapin, Jr.
    ------------------------------

Name:  Stephen R. Chapin, Jr.
      ----------------------------

Title: President and CEO
       ---------------------------

Date:  8/31/99
      ----------------------------

LYCOS, INC.

By:    /s/ illegible
    ------------------------------

Name:  illegible
      ----------------------------

Title: VP Finance & Admin.
       ---------------------------

Date:  August 25, 1999
      ----------------------------

EXHIBIT A
---------

                                                                                                                       Total
Targeting        September  October    November   December   January    February     March       April       May       Imps
---------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- -----------
Lycos Channels
----------------
Computers         4,000,000  4,000,000  4,000,000  4,000,000  3,000,000  3,000,000  2,000,000  1,500,000  1,500,000  27,000,000
Games             2,000,000  2,000,000  2,000,000  2,000,000  1,500,000  1,500,000  1,500,000  1,500,000  1,500,000  15,500,000
Entertainment     4,000,000  4,000,000  4,000,000  4,000,000  3,000,000  3,000,000  3,000,000  1,000,000  1,000,000  27,000,000
Weather             500,000    500,000    500,000    500,000    500,000    500,000    500,000    500,000    500,000   4,500,000
Regional            250,000    750,000    750,000    750,000    750,000    750,000    750,000    750,000    750,000   6,250,000
Science &           100,000    100,000    100,000    100,000    100,000    100,000    100,000    100,000    100,000     900,000
Technology
Real Estate         350,000    300,000    400,000    200,000    100,000    100,000    400,000    600,000    600,000   3,050,000
Travel              400,000    400,000    400,000    400,000    400,000    400,000    400,000    400,000    400,000   3,600,000
News & Politics   1,200,000  1,200,000  1,200,000  1,200,000  1,000,000  1,000,000  1,000,000  1,000,000  1,000,000   9,800,000
Pictures &        1,000,000  1,000,000  1,000,000  1,000,000  1,000,000  1,000,000  1,000,000  1,000,000  1,000,000   9,000,000
Sounds
Chat              1,000,000  1,000,000  1,000,000  1,000,000  1,000,000  1,000,000  1,000,000  1,000,000  1,000,000   9,000,000
MyTime              250,000    250,000    300,000    300,000    370,000    370,000    370,000    370,000    370,000   2,950,000
Lycos             6,000,000  6,000,000  6,000,000  6,000,000  6,000,000  6,000,000  6,000,000  6,000,000  6,000,000  54,000,000
Personaliztion

Tripod Zones
----------------
Entertainment     1,000,000  1,000,000  1,000,000  1,000,000  1,000,000  1,000,000  1,000,000  1,000,000  1,000,000   9,000,000
Teens               500,000    500,000    500,000    500,000    500,000    500,000    500,000    500,000    500,000   4,500,000
Fun & Games         600,000    150,000    600,000    600,000    600,000    600,000    600,000    600,000    600,000   4,950,000

Homepage Banners
----------------
Lycos               750,000    750,000    750,000    750,000    750,000    750,000    750,000    750,000    750,000   6,750,000
WhoWhere                                                        750,000    750,000    750,000    750,000    750,000   3,750,000
Angelfire           750,000    750,000    750,000    750,000    750,000    750,000    750,000    750,000    750,000   6,750,000
MailCity            750,000    750,000    750,000    750,000    750,000    750,000    750,000    750,000    750,000   6,750,000
HotBot              750,000    750,000    750,000    750,000    750,000    750,000    750,000    750,000    750,000   6,750,000

ROS Banners
----------------
Lycos             7,000,000  7,000,000  7,000,000  7,000,000  7,000,000  7,000,000  7,000,000  7,000,000  7,000,000  63,000,000
WhoWhere          2,000,000  6,000,000 10,000,000 12,500,000 20,000,000 22,500,000 25,000,000 27,500,000 30,000,000 155,500,000
Angelfire        25,000,000 27,500,000 35,000,000 35,000,000 40,000,000 40,000,000 40,000,000 40,000,000 40,000,000 322,500,000
MailCity         20,000,000 25,000,000 30,000,000 35,000,000 45,000,000 45,000,000 45,000,000 45,000,000 45,000,000 335,000,000
HotBot            4,000,000  4,000,000  4,000,000  4,000,000  4,000,000  4,000,000  4,000,000  4,000,000  4,000,000  36,000,000

Angelfire         9,000,000  9,000,000  9,000,000  9,000,000  9,000,000  9,000,000  9,000,000  9,000,000  9,000,000  81,000,000
HomePage
(106x60)

Text Links
----------------
MyTime Text          90,000     90,000     90,000     90,000     90,000     90,000     90,000     90,000     90,000     810,000
Link

Halloween                      700,000                                                                                  700,000
Promotion


                                                                                                                       Total
Targeting        September  October    November   December   January    February     March       April       May       Imps
---------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- -----------

Other Promotions                                                                                                      1,500,000

Millenium Guide     500,000    750,000  1,000,000  1,000,000    500,000  3,750,000

-----------------------------------------------------------------------------------------------------------------------------------

EXHIBIT B
---------

Initially, Lycos shall place prominent links to the Co-branded Site as follows:

1.  On the www.mailcity.com navigation bar, and on the www.mailcity.com
           ----------------                            ----------------
    registration pages, promoted as an opt in service for users;

2.  On the New Services area and as a configurable component  of my.lycos.com;

3.  On the Activities Center of clubs.lycos.com;

4.  In the following pages or areas of www.tripod.com: (a) Log-in Page, (b) text
                                       --------------
    link on the Front Page, (c) Tripod Builder Pages, and (d) Welcome Page; and

5. Tripod Insider Newsletter second page, promoted as an opt-in email service for users.

                                   EXHIBIT C
                                   ---------

                          ADDITIONAL ADVERTISING TERMS
                          ----------------------------

1.  Changes and Cancellations.  All artwork must be received at least five days
    -------------------------
in advance of publication date. Cancellations or copy changes will not be accepted after the published closing date of the update to the Lycos site.
Lycos must receive changes to artwork at least five days in advance of requested change date. Lycos may not unreasonably limit the amount of artwork submitted by LifeMinders. Lycos' ad banner specifications are accessible through the URL adreporting.lycos.com/specs.html; Lycos reserves the right to change any of its ad banner specifications at any time. Any cancellations or change orders must be made in writing and acknowledged by Lycos.

2.  Licenses and Indemnification.  LifeMinders represents that it is the owner
    ----------------------------
or is licensed to use the entire contents and subject matter contained in its advertising and collateral information, including, without limitation, (a) the names and/or pictures of persons; (b) any copyrighted material, trademarks, service marks, logos, and/or depictions of trademarked or service marked goods or services; and (c) any testimonials or endorsements contained in any advertisement submitted to Lycos. In consideration of Lycos' acceptance of such advertisements and information for publication, LifeMinders will jointly and severally indemnify and hold Lycos harmless against all loss, liability, damage and expense of any nature (including reasonable attorney's fees) arising out of the copying, printing, distributing, or publishing of LifeMinders' advertisements. If LifeMinders possesses any preexisting copyright interests in the advertisements, advertiser grants Lycos the right to use, reproduce, and distribute the advertisements.

3.  Key Words and Phrases.  Each advertiser may be given a "first right" to its
    ---------------------
exact company name and trademarks for keyword/phrase advertising. Lycos may pre-empt an existing key word/phrase advertiser by submitting a three-month advertising contract. The existing contract-holder for the key word/phrase will be provided with a two-week notification of preemption and will receive a pro-rated refund for any unfulfilled number of guaranteed impressions. If two or more advertisers have the same name or trademark, the allocation will be on a first-come basis and the existing contract will take precedence.

4. Rejections.  Lycos reserves the right, without liability, to reject, omit or
   ----------
exclude any advertisement or to reject or terminate any links for any reason at any time, with or without notice to LifeMinders, and whether or not such advertisement or link was previously acknowledged, accepted, or published.

5.  Limitation of Liability.  Lycos shall not be liable for any errors in
    -----------------------
content or omissions. Should an error appear in an advertisement, Lycos' liability will be limited to the cost of the advertisement (prorated for the publishing completed).

                                   EXHIBIT D
                                   ---------

                               LYCOS COMPETITORS
                               -----------------

The term "Lycos Competitors" shall include the following entities:

Alta Vista
AOL
Excite/At Home
FortuneCity
Geocities
Go Network
Go.com
Go2Net
GoTo.com
Infoseek
Infospace
Looksmart
Microsoft
Netscape
Planet Direct
Snap
The Globe
Xoom
Yahoo

Within five business days after the Effective Date, and on a quarterly basis thereafter, Lycos may update this Exhibit D with additional Competitors, subject
                                  ---------
to LifeMinders' approval, which approval shall not be unreasonably withheld or delayed.